Exhibit 99.1

NCS Multistage Holdings, Inc. 19450 State Highway 249, Suite 200 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE FINALIZES ACQUISITION OF SPECTRUM TRACER SERVICES

HOUSTON, Sept. 1, 2017 (GLOBE NEWSWIRE) -- NCS Multistage Holdings, Inc. (NASDAQ:NCSM) (“NCS” or the “Company”) announced today that it has finalized its acquisition of Spectrum Tracer Services, LLC (“Spectrum”). NCS previously announced, on August 30, 2017, that it entered into a merger agreement to acquire Spectrum.

The merger consideration of $80 million, on a cash-free, debt-free basis, was comprised of approximately $73 million of cash and approximately 0.4 million NCS shares, subject to certain other adjustments. An earn-out provision could provide up to $12.5 million in additional cash consideration if certain financial performance measures related to Spectrum’s operations are achieved.

Vinson & Elkins L.L.P. provided legal advice to NCS. Simmons & Company International, Energy Specialists of Piper Jaffray & Co., acted as exclusive financial advisor and Johnson & Jones, P.C. acted as legal advisor to Spectrum in the transaction.

About NCS Multistage

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. The Company provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China and Russia. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “NCSM”. Additional information is available on the Company’s website, www.ncsmultistage.com.

About Spectrum Tracer Services

Spectrum Tracer Services, LLC is a downhole chemical and radioactive (“RA”) tracer technology company specializing in well completion diagnostics and reservoir characterization. Spectrum’s fracture fluid identifier tracers (“FFITM”), oil-soluble tracers (“OSTTM”) and Natural Gas Tracers (“NTTM”), enable efficient, cost-effective downhole diagnostics, providing oil and gas operators with critical data to efficiently optimize reservoir development and production. Spectrum provides its services throughout North America. For more information about Spectrum, visit www.spectrumtracer.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements we make regarding the merger with Spectrum, including the purchase price, earn-out, consummation, financing and other benefits and effects thereof, as well as statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to assumptions regarding the purchase price and other adjustments; risks with integration; an inability to realized expected benefits from the merger or the occurrence of difficulties in connection with the merger; the risk that the merger may result in incurring unexpected costs, liabilities or delay; declines in the level of oil and natural gas exploration and production activity within Canada and the United States oil and natural gas price fluctuations; loss of significant customers; inability to successfully implement our strategy of increasing sales of products and services into the United States; significant competition for our products and services; our inability to successfully develop and implement new technologies, products and services; our inability to protect and maintain critical intellectual property assets; currency exchange rate fluctuations; impact of severe weather conditions; restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes; our failure to identify and consummate potential acquisitions; our inability to accurately predict customer demand; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of GHGs; failure to comply with federal, state and local and non-U.S. laws and other regulations; loss of our information and computer systems; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to establish and maintain effective internal control over financial reporting; our success in attracting and retaining qualified employees and key personnel; our inability to satisfy technical requirements and other specifications under contracts and contract tenders and other factors discussed or referenced in our filings made from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com